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                                                                   EXHIBIT 10.8


                           STOCK PURCHASE AGREEMENT

This agreement, made and entered into this 20th day of September, 1994, is by and between Monkwell Consultants Ltd as seller (hereinafter referred to as "the Seller") and Nortelco System-Teknikk A/S as buyer (hereinafter referred to as "the Buyer").

Whereas:   The Seller owns all outstanding shares of common stock in the
Norwegian company Bror Mauritz-Hansen A/S, registered in Norway as No. 935955688 (hereinafter referred to as "the Company").

Whereas:   The Buyer is willing to purchase, from the Seller, all 14,167 outstanding shares of common stock of the Company.

Whereas:   The Seller is willing to sell all 14,167 shares of common stock, outstanding in the Company, to the Buyer.

Now, therefore, in consideration of the mutual agreement hereinafter set forth, the parties hereto, intending to bound hereby, agree as follows:

1). Upon an subject to the terms and conditions set forth in this agreement, the Seller hereby agrees to sell to the Buyer on the closing date provided for in section 2 hereof, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever, that is to say apart from the pledge in the shares held by Aktiv Bedriftsutvikling A/S, up until such date Aktiv Bedriftsutvikling A/S has received its consideration as per the purchase agreement dated July 25th, 1994, between themselves and the Seller, (Exhibit "A" as attached hereto), all 14,167 shares of common stock of the Company owned by the Seller.

2). (a). The sale and purchase provided for in this agreement shall be consummated at a closing to be held at the offices of the Buyer in Oslo, Norway, on the 1st day of October, 1994 ("Closing date"; "Closing"); and after all conditions precedent to the consummation thereof have been satisfied, or at such other date, time and place as the Seller and the Buyer mutually agree upon.

     (b). At the Closing the Seller shall deliver to the Buyer:

(i) certificates evidencing and representing of the issued and outstanding shares of common stock of the Company, all of which are being sold hereunder, duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures guaranteed, in proper form for transfer;

(ii) a copy of the articles of incorporation of the Company and all, if any, amendments thereto, and a copy of the Company's certificate of incorporation;

(iii) correct and complete copies of the by-laws, minutes of directors meetings or consent to action by the shareholders of the Company, and all other documentation necessary for the operation of the Company, its business and affairs, such as accounts, books, bank accounts and all other similar corporate documents of the Company.

3). The consideration to be paid to the Seller by the Buyer for the issued and outstanding 14,167 shares of the Company's common stock, shall be NOK 1,000:- in cash.

4). The Seller shall on a regular basis, up until Closing, keep the Buyer well informed of each and every transaction or other event, that might have an impact on the Company, its business or affairs now and in the future.


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5).  Prior to the Closing date, the Seller will not, except with written consent of the Buyer, permit the Company to declare or pay dividend, issue or authorize the issuance of any stock, declare any stock split, or issue any other security convertible into stock or warranty or option or right for the purchase of any stock, sell or otherwise dispose of any asset, except in the ordinary course of business or borrow money or incur any debt or other obligation, will not permit the Company to be a party to any merger, consolidation, reorganization or recapitalization, and the Seller will cause the Company to conduct its affairs in the usual and ordinary course of business.

6). This instrument contains the entire agreement between the parties hereto with respect to the transaction contemplated hereby and shall not be changed or terminated except by written amendment signed by the parties hereto.

7). This agreement shall be kept on a strictly private and confidential basis by the parties hereto.

8). This agreement shall be construed in accordance with, and governed by, Norwegian law, any dispute arising out of this agreement, which the parties hereto can not resolve themselves, shall be referred to Arbitration in Oslo.


                                   as above

/s/ MATS HARTLING                /s/ BJORN NYSTED   /s/ TORE STRAND
- --------------------------       ----------------------------------
Mats Hartling                    Bjorn Nysted / Tore Strand
Monkwell Consultants Ltd.        Nortelco System-Teknikk A/S


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